SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                December 24, 1998
                Date of Report (Date of earliest event reported)


                             ATC GROUP SERVICES INC.
             (Exact name of registrant as specified in its charter)

       Delaware                         1-10583                  46-0399408
(State or other jurisdiction of    (Commission File No.)       (IRS Employer
     incorporation)                                          Identification No.)


                        104 East 25th Street, Tenth Floor
                            New York, New York 10010
                    (Address of principal executive offices)

                                      10010
                                   (Zip code)

Registrant's telephone number, including area code:  (212) 353-8280


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         ATC Group Services Inc. ("the Company") is currently in discussions with the lenders under its senior secured credit facility regarding the waiver of existing events of default under such facility. These events of default are a result of the failure to be in compliance with certain financial covenants contained in such credit facility. Any such waiver would cure the existing default under the indenture relating to the Company's senior subordinated notes. In addition, the Company is also discussing with such lenders certain amendments to these financial covenants to provide additional flexibility in the future. The Company is also discussing with such lenders under what circumstances they would be willing to increase the availability of revolving credit under the existing working capital sublimit. Any such increase would require that the current acquisition sublimit be reduced to zero. The Company anticipates that the lenders will require that certain other amendments be made in the senior secured credit facility as a condition to any such amendment, waiver or agreement to increase availability. Among other things, the lenders under the senior secured credit facility are requiring that the Company's principal shareholder, its affiliates or new investors either invest new equity into the Company or purchase outstanding senior subordinated notes and waive any cash interest payments on such notes.

         There can be no assurance that the Company will be able to reach any agreement with the lenders under its senior secured credit facility regarding a waiver of existing events of default, an amendment to its financial covenants or an increase in its working capital sublimit. Furthermore, to the extent any such agreement is entered into, there can be no assurance as to what conditions (including, with limitation, those discussed herein), would apply to such agreement. In addition there can be no assurance that the Company's principal shareholder, its affiliates or new investors invest any new equity or purchase outstanding notes.

                                      * * *

         This Form 8-K contains "forward-looking" statements within the meaning of the Securities Litigation Reform Act of 1995, including, without limitation, those concerning statements regarding negotiations with the lenders under the Company's senior secured credit facility and the Company's principal shareholder, its affiliates and new investors. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include such factors as to whether or not the Company is able to reach any agreement with the lenders under its senior secured credit facility, the final terms and conditions of any such agreement, whether or not the Company's principal shareholder, its affiliates or any new investor invests new equity in the Company or purchases any senior subordinated notes and other risks described in the Company's filings with the Securities and Exchange Commission.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        By:  /s/  Christopher P. Vincze
                                           Name:        Christopher P. Vincze
                                           Title:       Chief Operating Officer

Date:   December 24, 1998